UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
TRANSACT TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT		06518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On September 26, 2006, we announced a plan under which we will concentrate our efforts and resources on growth-oriented opportunities in certain markets where the Company has strong market positions. These opportunities include printer sales in the casino, gaming, lottery, and banking markets, as well as printer supplies and services provided by our TransAct Services Group (“TSG”). As part of this plan, we will remain engaged in the point-of-sale (“POS”) market, but will reduce our sales, marketing and engineering expenses associated with this business. As a result of the cost reduction actions, we expect to incur a total charge in the third quarter of 2007 of approximately $150,000, primarily for severance resulting from the termination of several employees. We expect to realize cost savings of approximately $600,000 in 2008 as a result of the changes.
On September 26, 2007, TransAct Technologies Incorporated issued a press release announcing the action taken above. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:

Exhibit	Description
99.1	Press Release dated September 26, 2007 of TransAct Technologies Incorporated

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: September 26, 2007

EXHIBIT LIST
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:

Exhibit	Description
99.1	Press Release dated September 26, 2007 of TransAct Technologies Incorporated

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